Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (“Agreement”) is dated as of June 27, 2024, by and between Nokia Corporation, a company incorporated under the laws of the Republic of Finland (“Nokia”) and Oaktree Optical Holdings, L.P. (the “Shareholder”). Nokia and the Shareholder are sometimes referred to as a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, as of the date hereof, the Shareholder is the record or beneficial owner (as defined in Rule 13d-3 and 13d-5(b)(1) of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially owned” is used) of the shares of common stock, par value $0.001 per common share, in Infinera Corporation, a Delaware corporation (the “Company”) (“Company Common Stock”) set forth opposite the Shareholder’s name in Schedule I hereto (such shares of Company Common Stock together with any other shares of Company Common Stock over which the Shareholder acquires record or beneficial ownership (including pursuant to Section 3.1) during the period from the date hereof through the termination of this Agreement, are collectively referred to herein as the “Subject Shares”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Nokia, the Company and the other parties thereto are entering into an Agreement and Plan of Merger, dated as of June 27, 2024 (the “Merger Agreement”), pursuant to which, at the Effective Time, Neptune of America Corporation, a Delaware corporation (“Merger Sub”), a direct or indirect subsidiary of Nokia, will merge with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting will be required to approve the Merger and the other transactions contemplated by the Merger Agreement as a condition to the Merger being consummated; and

WHEREAS, as an inducement to Nokia’s willingness to enter into the Merger Agreement, Nokia and the Shareholder are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Shares During the Voting Period. The Shareholder hereby agrees that, during the period from the date hereof through the termination of this Agreement pursuant to Section 6.1 (the “Voting Period”), at any duly called meeting of the stockholders of the Company (or any adjournment, reconvening or postponement thereof), it shall, and shall cause any other affiliated holder of record of the Subject Shares to, if such a meeting is held, attend such meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:

(a) in favor of a proposal to adopt the Merger Agreement;

(b) in favor of any other matters that would reasonably be expected to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including any proposal to adjourn or postpone such meeting of the stockholders of the Company to a later date if there are not sufficient votes to approve the Merger and the other transactions contemplated by the Merger Agreement; provided, however, that the foregoing shall not require the Shareholder to vote in favor of any waiver, modification or amendment to the terms of the Merger Agreement, or any other agreement or arrangement that would have the effect of waiving, amending or modifying the Merger Agreement in a manner that would be less favorable in any material respect to the Shareholder than the Merger Agreement as in effect on the date hereof, including any waiver, amendment or modification that (i) decreases or changes the form of the Merger Consideration, (ii) imposes any material restrictions or any additional material conditions on the consummation of the Merger or the payment of the Merger Consideration to the Company Stockholders or (iii) extends the Termination Date.

(c) against any Acquisition Proposal; and

(d) against any amendments to the organizational documents of the Company (other than as may be provided for in the Merger Agreement or as may be required to effect the Merger or the other transactions contemplated by the Merger Agreement) or other proposal or transaction involving the Company or any of its Subsidiaries, in each case, that would reasonably be expected to (i) prevent, materially restrain, or materially impair the consummation of the Merger, or (ii) change, in any manner, the voting rights of any class of share capital of the Company.

For the avoidance of doubt, except as explicitly set forth in this Section 2.1, nothing in this Agreement shall limit the right of the Shareholder to vote in favor of, against or abstain with respect to any other matters presented to the stockholders of the Company.

The Shareholder hereby covenants and agrees that it shall not enter into any agreement or undertaking, and shall not commit or agree to take any action, that would prevent or materially impair its ability to perform its obligations pursuant to this Agreement.

ARTICLE III

COVENANTS

Section 3.1 Subject Shares.

(a) The Shareholder agrees that during the Voting Period it shall not, without Nokia’s prior written consent, directly or indirectly (i) (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, hypothecate, loan, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, forward sale, hedging or similar transaction by which any economic risks or rewards or ownership of, or voting rights with respect to, Subject Shares are Transferred or (B) consent to or approve any of the foregoing in this clause (i), or (ii) grant any proxies or powers of attorney with respect to, or deposit into a voting trust or enter into a voting arrangement, whether by proxy, voting agreement or otherwise with respect to, or related to any or all of the Subject Shares or agree, commit or enter into any understanding to enter into any such voting trust, voting arrangement, proxy or voting agreement, in each case, that is inconsistent with the terms of this Agreement or prevent, restrain or impair the ability of the Shareholder to comply with its obligations pursuant to this Agreement; provided, that the Shareholder may Transfer any of its Subject Shares or any interest contained therein (1) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act that is in effect prior to the date of this Agreement, (2) pursuant to any non-consensual Order (3) to one or more partners, members or equity holders of the Shareholder or any of its Affiliates and (4) to any of the Shareholder’s Affiliates; provided, however, that such Transfer, in the case of the foregoing clauses (3) and (4), shall be conditioned on the transferee agreeing in writing (in form and substance reasonably acceptable to Nokia) to assume all of the obligations of the Shareholder hereunder and to be bound by the provisions of this Agreement. Any Transfer in violation of this Section 3.1(a) with respect to the Shareholder’s Subject Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in the Shareholder.

(b) In the event of a subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares initially subject to this Agreement as well as all such additional shares of Company Common Stock acquired or received by the Shareholder in connection with any share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction referred to above and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction or otherwise acquired or received.

Section 3.2 Non-Solicitation(a) . During the Voting Period, the Shareholder shall, and shall cause its Representatives to, comply with the covenants set forth in Section 5.3(a) of the Merger Agreement (subject to any exceptions therein) applicable to the Company as if such covenants were applicable to the Shareholder, mutatis mutandis. For the avoidance of doubt, in no event shall the Shareholder be liable for the termination fees provided for under Section 8.3(b) of the Merger Agreement, or any other amounts payable pursuant to the Merger Agreement.

Section 3.3 Shareholder’s Capacity. All agreements and understandings made herein shall be made solely in the Shareholder’s capacity as a holder of the Subject Shares and not in any other capacity. Nothing contained in this Agreement shall prevent, limit or affect the Shareholder or any other Person, as applicable, from exercising his or her fiduciary duties as a director or officer of the Company pursuant to applicable Law, and the restrictions set forth in this Agreement shall only apply to the Shareholder in its capacity as a stockholder of the Company.

Section 3.4 Waiver of Appraisal and Dissenters Rights. The Shareholder (a) hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any and all rights to require appraisal of the Subject Shares pursuant to the DGCL or otherwise to dissent from the transactions contemplated by the Merger Agreement, including the Merger, and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, Merger Sub, Nokia, or any of their respective successors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging breach of fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement or any other agreement expressly contemplated thereby.

Section 3.5 Further Assurances. The Shareholder shall, from time to time, at the written request of Nokia, perform or cause to be performed such further acts and to execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as are, in each case, reasonably necessary or appropriate to carry out and give effect to the provisions of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to Nokia as follows:

Section 4.1 Due Organization and Authorization. (a) The Shareholder is duly organized, validly existing, and to the extent applicable, in good standing under the laws of the jurisdiction of its organization, (b) the Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (c) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Shareholder have been duly authorized by all necessary action on the part of the Shareholder. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Nokia, constitutes a valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, except to the extent enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to rules of law governing specific performance, injunctive relief and other general principles of equity, whether considered in a proceeding at law or in equity.

Section 4.2 Ownership of Shares. Schedule I hereto sets forth opposite the Shareholder’s name the number of shares of Company Common Stock over which the Shareholder has record or beneficial ownership as of the date hereof. As of the date hereof, the Shareholder is the lawful owner of the shares of Company Common Stock set forth on Schedule I and has the sole power to vote or cause to be voted such shares of Company Common Stock. Except as set forth on Schedule 4.2 hereto, as of the date hereof, the Shareholder does not own or hold any right to acquire any additional shares of any class of share capital of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company other than the Subject Shares. The Shareholder has good and valid title to the shares of Company Common Stock set forth on Schedule I, free and clear of any and all Liens of any nature or kind whatsoever, other than (a) those created by this Agreement, (b) those imposed under applicable securities Law or (c) as would not reasonably be expected to prevent or materially impair the ability of the Shareholder to perform its obligations under this Agreement. The Shareholder has the sole right to dispose of the Subject Shares with no restrictions, subject to applicable securities laws on its rights of disposition of the Subject Shares. As of the date of this Agreement, except as contemplated by this Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Shareholder to Transfer or cause to be Transferred any Subject Shares and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.

Section 4.3 No Conflicts; Consents(a)

(a) The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the compliance by it with any provisions hereof applicable to it do not and will not: (i) conflict with or violate any applicable Law applicable to the Shareholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of the Shareholder, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares pursuant to any Contract to which the Shareholder is a party or by which the Shareholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected to prevent or materially impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by the Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby, except (i) for compliance with applicable requirements of the Exchange Act or any other securities Laws and the rules and regulations promulgated thereunder and (ii) as would not reasonably be expected to prevent or materially impair the ability of the Shareholder to perform its obligations under this Agreement.

Section 4.4 Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Shareholder, threatened against the Shareholder that would reasonably be expected to prevent or materially impair the Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Section 4.5 Absence of Other Voting Agreement. Except for this Agreement and the letter agreement dated April 13, 2020 between the Shareholder and the Company, the Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Shares or other equity securities of the Company owned by the Shareholder, or (b) granted any proxy, consent or power of attorney with respect to any Subject Shares (other than as contemplated by this Agreement).

Section 4.6 No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent, or other Person is entitled to any fee or commission for which the Company or any of its Subsidiaries is responsible.

Section 4.7 Reliance. The Shareholder has been represented by or had opportunity to be represented by independent counsel and its authorized officers or representatives have carefully read and fully understand this Agreement and the Merger Agreement. The Shareholder understands and acknowledges that Nokia is entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF NOKIA

Nokia hereby represents and warrants to the Shareholder as follows:

Section 5.1 Due Organization and Authorization. Nokia is duly organized and validly existing pursuant to the Laws of Finland. Nokia has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Nokia have been duly authorized by all necessary action on the part of Nokia. This Agreement has been duly executed and delivered by Nokia and, assuming the due authorization, execution and delivery by the Shareholder, constitutes a valid and binding obligation of Nokia, enforceable against Nokia in accordance with its terms, except to the extent enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to rules of law governing specific performance, injunctive relief and other general principles of equity, whether considered in a proceeding at law or in equity.

Section 5.2 No Conflicts; Consents.

(a) The execution and delivery of this Agreement by Nokia does not, and the performance by Nokia of its obligations under this Agreement and the compliance by Nokia with any provisions hereof applicable to it do not and will not: (i) conflict with or violate any Law applicable to Nokia, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of Nokia, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under any Contract to which Nokia is a party or by which Nokia is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Nokia to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to Nokia in connection with the execution and delivery of this Agreement or the consummation by Nokia of the transactions contemplated hereby, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, and neither Nokia nor the Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect, upon the earliest to occur of: (a) a written agreement between Nokia and the Shareholder to terminate this Agreement; (b) the occurrence of a vote of the Company Stockholders to adopt the Merger Agreement at the Company Stockholder Meeting; (c) the date of any waiver, modification or amendment to the terms of the Merger Agreement that would cause the Merger Agreement, as so waived, modified or amended, to be less favorable in any material respect to the Shareholder than the Merger Agreement as in effect on the date hereof; (d) the occurrence of a Company Board Recommendation Change in accordance with the terms and conditions of the Merger Agreement; (e) the occurrence of the Termination Date (as such date may be extended pursuant to the terms of the Merger Agreement); and (f) the valid termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent a Party from seeking any remedies (at law or in equity) against the other Party or relieve such party from liability for such Party’s material and willful breach (meaning an action or omission that at the time taken or made is both deliberate and known to be a material breach by such Party) of this Agreement. Notwithstanding anything to the contrary herein, the provisions of Section 3.3 ARTICLE VII shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Publication. The Shareholder hereby permits Nokia and the Company to publish and disclose publicly the Shareholder’s identity and ownership of Company Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement in any announcement or disclosure required by the SEC or other Governmental Authority, including the Form F-4 (and the Proxy Statement included therein), the Form F-6, and any Other Required Filing, in each case as determined by Nokia or the Company (in their respective reasonable determination) to be required to be disclosed. The Shareholder agrees to promptly give to Nokia and the Company any information as they may reasonably require for the preparation of any such disclosure documents. The Shareholder hereby agrees to promptly notify Nokia and the Company of any required corrections with respect to any written information supplied by the Shareholder specifically for use in any such disclosure document, if and to the extent that any shall have come false or misleading in any material respect. Nothing in this Agreement shall preclude the Shareholder from making such filings as are required by applicable Law in connection with the execution or performance of this Agreement.

Section 7.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Nokia, Merger Sub, the Company or any of their Affiliates any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholder, and neither Nokia nor any of its Affiliates shall possess any power or authority to direct the Shareholder in the voting or disposition of any of the Subject Shares except as otherwise specifically provided herein.

Section 7.3 Fees and Expenses. Each Party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby and by the Merger Agreement, whether or not the Merger is consummated.

Section 7.4 Amendments, Waivers, etc. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of any instrument in writing signed on behalf of each of Nokia and the Shareholder. At any time and from time to time, Nokia and the Shareholder may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such party. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement shall not constitute a waiver of such right. Any waiver by a Party of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.

Section 7.5 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service or (iii) immediately upon delivery by hand (with a written or electronic confirmation of delivery) or by electronic mail, in each case to the intended recipient as set forth below:

If to Nokia, to it at:

Nokia Corporation
Karakaari 7
02610 Espoo
Finland
Attn:	Head of Corporate Legal
Email:	[***]

with a copy (which will not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
22 Bishopsgate
London EC2N 4BQ
Attn:	Lorenzo Corte
Denis Klimentchenko
Email:	[***]
[***]

and if to the Shareholder, to it at the address set forth in Schedule I.

From time to time, each Party may provide notice to the other Party of a change in its address, or e-mail address through a notice given in accordance with this Section 7.5, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 7.5 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date (i) specified in such notice or (ii) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 7.5.

Section 7.6 Headings. The headings contained in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision thereof.

Section 7.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 7.8 Entire Agreement; Assignment. This Agreement, together with the Merger Agreement, constitutes the entire agreement between Nokia and the Shareholder, with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Nokia and the Shareholder with respect to the subject matter hereof. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other Party, except that Nokia may assign all or any portion of its rights and obligations pursuant to this Agreement in connection with a merger or consolidation involving Nokia, or other disposition of all or substantially all of the assets of Nokia; it being understood that any such assignment will not relieve Nokia of any of its obligations under this Agreement or impede or delay the consummation of the transactions contemplated hereby. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 7.8 is null and void.

Section 7.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, each Party and their respective successors and permitted assigns, and, other than as contemplated under Section 6.1, Section 7.1 and Section 7.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.10 Interpretation. When a reference is made in this Agreement to an Article, a Section or Schedule, such reference shall be to an Article of, a Section of or Schedule to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “nor”, “any”, “either” and “neither” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a Person are also to its permitted assigns and successors. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a business day, the Party having such right or duty shall have until the next business day to exercise such right or discharge such duty.

Section 7.11 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 7.12 Specific Performance; Submission to Jurisdiction.

(a) The Parties acknowledge and agree that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions, (ii) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof and (iii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Shareholder or Nokia would have entered into this Agreement. The Parties agree not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement on the basis that (i) the other Party has an adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security. Each Party agrees that it will use its reasonable best efforts to cooperate with the other parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance. The Parties further agree that (x) by seeking the remedies provided for in this Section 7.12, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 7.12 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 7.12 prior or as a condition to exercising any termination right under ARTICLE VI (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 7.12 or anything set forth in this Section 7.12 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of ARTICLE VI or pursue any other remedies under this Agreement that may be available then or thereafter.

(b) Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding based on, arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 7.12 or in such other manner as may be permitted by applicable Law, and nothing in this Section 7.12 shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arising in connection with or relating to this Agreement; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding based on, arising in connection with or relating to this Agreement shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding based on, arising out of or relating to this Agreement or the Transaction in any court other than the Chosen Courts. Each of Nokia and the Shareholder agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions, either within or outside of the U.S., by suit on the judgment or in any other manner provided by applicable Law. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. With respect to any Legal Proceeding for which it has submitted to jurisdiction pursuant to this Section 7.12, each Party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 7.5. Nothing in this Section 7.12 shall affect the right of any Party to serve process in any other manner permitted by Law. The foregoing consent to jurisdiction shall not (x) constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Legal Proceedings based on, arising out of or relating to this Agreement or the Transaction or (y) be deemed to confer rights on any Person other than the Parties.

Section 7.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

Section 7.14 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Shareholder and Nokia and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 7.15 No Survival of Representations and Warranties. The respective representations and warranties of the Shareholder and Nokia contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

Section 7.16 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement. No Party may raise the use of an electronic means to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic means, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 7.17 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company’s board of directors has approved the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed by all parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

NOKIA CORPORATION

By:	/s/ Johanna Mandelin
Name: Johanna Mandelin
Title: Authorized Signatory

By:	/s/ Tatu Simula
Name: Tatu Simula
Title: Authorized Signatory

[Signature Page to Voting Agreement]

THE SHAREHOLDER:

OAKTREE OPTICAL HOLDINGS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Jordon Kruse
Name: Jordon Kruse
Title: Authorized Signatory

By:	/s/ Matt Wilson
Name: Matt Wilson
Title: Authorized Signatory

[Signature Page to Voting Agreement]